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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2001 Guidant Corporation Employee Stock Purchase Plan of our report dated January 30, 2001, with respect to the consolidated financial statements of Guidant Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

                                            ERNST & YOUNG LLP



                                            /s/ Ernst & Young LLP
                                            -----------------------------------

                                            May 21, 2001